Exhibit 99.1

August 8, 2016	Analyst Contact:	T.D. Eureste 918-588-7167
	Media Contact:	Stephanie Higgins 918-591-5026

ONEOK and ONEOK Partners to Participate in the
Tuohy Brothers Annual Energy Conference

TULSA, Okla. – Aug. 8, 2016 – ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) will participate in the Tuohy Brothers Seventh Annual “All-in-One” Energy Conference on Tuesday, Aug. 9, 2016, in New York City.

Walter S. Hulse III, ONEOK and ONEOK Partners executive vice president of strategic planning and corporate affairs and Derek S. Reiners, ONEOK and ONEOK Partners senior vice president, chief financial officer and treasurer will conduct a series of one-on-one meetings with investment-community representatives at the conference.

The materials used at the conference will be accessible on the ONEOK and ONEOK Partners websites, www.oneok.com and www.oneokpartners.com, on Tuesday, Aug. 9, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is the general partner and as of June 30, 2016, owns 41.2 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For more information, visit the websites at www.oneok.com or www.oneokpartners.com.

For the latest news about ONEOK and ONEOK Partners, follow us on Twitter @ONEOKNews and @ONEOKPartners.

###